EXHIBIT 23.3

                         DRUMMOND WOODSUM & MACMAHON
                              ATTORNEYS AT LAW
                            245 COMMERCIAL STREET
                                P.O. BOX 9781
                         PORTLAND, MAINE 04104-5081
                                (207)772-1941

                              FAX (207)772-3627


      We hereby consent to the inclusion of our forms of opinion as Exhibits 5 and 8.1 to the Registration Statement of Northeast Bancorp on Form S-4 (No. 333-31797) and to all references to our firm in said Registration Statement.


Portland, Maine



August 27, 1997                        /s/ Drummond Woodsum & MacMahon